Exhibit 5.1

March 16, 2006

Team Finance LLC

Health Finance Corporation

1900 Winston Road

Knoxville, Tennessee 37919

Ladies and Gentlemen:

We have acted as counsel to Team Finance LLC, a Delaware limited liability company (“Team Finance”), and Health Finance Corporation, a Delaware corporation (“Health Finance”, and together with Team Finance, the “Co-Issuers”), and to the subsidiaries of Team Finance listed on Schedule I hereto (the “Delaware Guarantors”) and Schedule II hereto (each individually, a “Non-Delaware Guarantor” and collectively, the “Non-Delaware Guarantors”, and together with the Delaware Guarantors, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Co-Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Co-Issuers of $215,000,000 aggregate principal amount of 11  1/4% Senior Subordinated Notes due 2013 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture, dated as of November 23, 2005 (the “Indenture”), among the Co-Issuers, the Guarantors and The Bank of New York Trust Company N.A., as trustee (the “Trustee”). The Exchange Securities will be offered by the Co-Issuers in exchange for $215,000,000 aggregate principal amount of the Co-Issuers’ outstanding 11  1/4% Senior Subordinated Notes due 2013.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Co-Issuers and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have assumed further that (1) each non-Delaware Guarantor is validly existing under the law of its jurisdiction of organization and has duly authorized, executed and delivered the Indenture in accordance with its organizational documents and the law of its jurisdiction of organization, (2) the execution, delivery and performance by each non-Delaware Guarantor of the Indenture and the Guarantees do not and will not violate the law of its jurisdiction of organization or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) the execution, delivery and performance by each non-Delaware Guarantor of the Indenture and the Guarantees do not and will not constitute a breach or violation of any agreement or instrument that is binding upon any non-Delaware Guarantor.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Co-Issuers enforceable against the Co-Issuers in accordance with their terms.

2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability

Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Delaware Guarantors

American Clinical Resources, Inc., a Delaware corporation

Spectrum Cruise Care, Inc., a Delaware corporation

Spectrum Healthcare Resources of Delaware, Inc., a Delaware corporation

Spectrum Healthcare Resources, Inc., a Delaware corporation

Spectrum Healthcare Services, Inc., a Delaware corporation

Spectrum Healthcare, Inc., a Delaware corporation

Spectrum Primary Care of Delaware, Inc., a Delaware corporation

Spectrum Primary Care, Inc., a Delaware corporation

Schedule II

Non-Delaware Guarantors

Access Nurse PM, Inc., a Tennessee corporation

After Hours Pediatrics, Inc., a Florida corporation

Charles L. Springfield, Inc., a California corporation

Clinic Management Services, Inc., a Tennessee corporation

Correctional Healthcare Advantage, Inc., a Florida corporation

Daniel & Yeager, Inc., an Alabama corporation

Drs. Sheer, Ahearn & Associates, Inc., a Florida corporation

Emergency Coverage Corporation, a Tennessee corporation

Emergency Physician Associates, Inc., a New Jersey corporation

Emergency Professional Services, Inc., an Ohio corporation

Erie Shores Emergency Physicians, Inc., an Ohio corporation

Fischer Mangold, a California general partnership

Greenbrier Emergency Physicians, Inc., a West Virginia corporation

Health Care Alliance, Inc., a West Virginia corporation

Healthcare Revenue Recovery Group, LLC, a Florida limited liability company

Herschel Fischer, Inc., a California corporation

Hospital Medicine Associates, LLC, a Florida limited liability company

IMBS, Inc., a Florida corporation

InPhyNet Contracting Services, Inc., a Florida corporation

InPhyNet South Broward, Inc., a Florida corporation

Karl G. Mangold, Inc., a California corporation

Kelly Medical Services Corporation, a West Virginia corporation

Medical Management Resources, Inc., a Florida corporation

Medical Services, Inc., a West Virginia corporation

Metroamerican Radiology, Inc., a North Carolina corporation

Mt. Diablo Emergency Physicians, a California general partnership

Northwest Emergency Physicians, Incorporated, a Washington corporation

Northwest Hospital Medicine Physicians, Inc., a Washington corporation

Paragon Contracting Services, Inc., a Florida corporation

Paragon Healthcare Limited Partnership, a Florida limited partnership

Physician Integration Consulting Services, Inc., a California corporation

Quantum Plus, Inc., a California corporation

Southeastern Emergency Physicians of Memphis, Inc., a Tennessee corporation

Southeastern Emergency Physicians, Inc., a Tennessee corporation

Southeastern Physician Associates, Inc., a Tennessee corporation

Team Anesthesia, Inc., a Tennessee corporation

Team Health Anesthesia Management Services, Inc., a California corporation

Team Health Billing Services, LP, a Tennessee limited partnership

Team Health Financial Services, Inc., a Tennessee corporation

Team Health, Inc., a Tennessee corporation

Team Radiology, Inc., a North Carolina corporation

TH Contracting Midwest, LLC, a Missouri limited liability company

TH Contracting Services of Missouri, LLC, a Missouri limited liability company

The Emergency Associates for Medicine, Inc., a Florida corporation